Exhibit 10.17

ADDENDUM No. 1

To the Charter Party Hull No. S4011 dated 28th January 2011

It has been mutually agreed between

Messrs KAYLEY SHIPPING CO., of Liberia, as Owners

and

Messrs MSC - MEDITERRANEAN SHIPPING COMPANY S.A., of Geneva, as Charterers

that :

-	In line 3 after: “Hull No S4011 tbr” to add “MSC Athos” ”

-	All captions, 2nd line in the rider (pages 1 to 21) after: “Hull No S4011 tbn” to add “MSC Athos” ”

-	In clause 38 the vessel’s DESCRIPTION to read: Preliminary Description of 8800 teu / Gearless Cellular Container Ship tbn “MSC Athos” ”

All other terms, conditions and exceptions of the Charter Party to remain in force, unaltered.

The Owners	The Charterers

/s/ K.V. Konstantakopoulos	/s/ MSC MEDITERRANEAN SHIPPING COMPANY CO S.A.
K.V. Konstantakopoulos	MSC MEDITERRANEAN SHIPPING COMPANY CO S.A.
Director

19th January 2012.